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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                October 10, 2000


Packeteer, Inc.
10495 N. De Anza Boulevard
Cupertino, California 95014

     Re: Packeteer, Inc. - Registration Statement for Offering of an Aggregate of 154,862 Shares of Common Stock

Dear Ladies and Gentlemen:

     We have acted as counsel to Packeteer, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 154,862 shares of common stock (the "Shares") and related stock options under the assumed Workfire Technology International, Inc. 2000 Stock Option Plan ( the "Plan"). The Plan, and the outstanding options thereunder, was assumed by the Company in connection with it's acquisition of Workfire Technologies International, Inc.

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plan and the outstanding Options thereunder. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements, and direct stock issuances duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.



                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrison LLP
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                                        BROBECK, PHLEGER & HARRISON LLP